Exhibit 99.1

B2Digital to Expedite Launch of B2 Fighting Series Live MMA on Amazon Fire TV

TAMPA, FL, September 24, 2020 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital, Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is pleased to announce that the Company, in conjunction with its development partner, PRESTOSPORTS, LLC (“PrestoSports”), a leader in digital sports entertainment distribution, is making progress toward the launch of its new B2 Fighting Series App for Over-The-Top (“OTT”) distribution through Apple TV, Amazon Fire TV, and the Android platform in the $6.8 billion global OTT sports market.

Based on development progress, the Company believes the Amazon Fire Stick app could launch as soon as late October.

“We are excited about the progress so far because it means we may be able to distribute as many as five of our biggest fall season LIVE PPV MMA events over one of the largest global OTT platforms in the world,” remarked Greg P. Bell, Chairman & CEO of B2Digital. “That has huge implications for the growth of our brand because we anticipate those events to draw a lot of new fans and followers.”

The Company also notes that it is pursuing a unique monetization model for its OTT app product, with free download using an email address, no monthly subscription, and free access to all content other than LIVE PPV event content, which will be available for a PPV charge, and then made free 36 hours after the conclusion of the event.

Bell added, “Other OTT live sports apps typically charge some sort of monthly fee to access non-live premium content. By making everything other than LIVE MMA PPV free, we are leveraging our unique on-demand content to cultivate a wider audience of fight fans who love B2 Fighting Series action and events, and who will be responsive to email marketing for our upcoming events and new products.”

In addition, the Company is also excited to announce the continuation of the explosive 2020 B2 Fall Fighting Event season on Saturday, September 26 with Pinnacle Combat 32 MMA in Farley, Iowa, featuring a combination of top amateur and pro fights. In-person tickets for limited seating are nearly sold out, but fans can still sign up to watch it live on Pay-Per-View (https://b2mma.com/)

For more information about B2Digital, visit the Company’s website at www.b2digitalotc.com.

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About B2Digital Inc.

With extensive background in entertainment, television, video and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

B2Digital: MMA’s Premier Development League

www.b2digitalotc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:

information@b2fs.com

Public Relations:

Tiger Global Marketing & Branding Agency

info@TigerGMP.com

www.TigerGMP.com

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